Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     LaRoche Petroleum Consultants, Ltd. consents to the incorporation by reference in this Registration Statement on Form S-8 of information contained in our reports, as of December 31, 2009, 2008 and 2007, setting forth the estimates of revenues from the oil and gas reserves of Quicksilver Resources Inc. and its subsidiaries appearing in the Annual Report on Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 2009.

LAROCHE PETROLEUM CONSULTANTS, LTD.
By:	/s/ Joe A. Young
Joe A. Young
Senior Partner

Dallas, Texas
April 21, 2010